UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.                )

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MERCER INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

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MERCER INTERNATIONAL INC.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, JUNE 14, 2005

TO:     The Shareholders of Mercer International Inc.

     NOTICE IS HEREBY GIVEN that the 2005 Annual General Meeting of Shareholders of Mercer International Inc. (the “Company”) is to be held on June 14, 2005 at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time) for the following purposes:

1.	To elect two trustees of the Company;

2.	To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Company; and

3.	To transact such other business as may properly come before the meeting or any adjournment, postponement or rescheduling thereof.

     The board of trustees has fixed the close of business on April 28, 2005 as the record date for the determination of shareholders entitled to vote at the annual general meeting or any adjournment, postponement or rescheduling thereof.

     A proxy statement dated April 28, 2005, a proxy card and our annual report for 2004 accompany this Notice of Annual General Meeting of Shareholders.

BY ORDER OF THE BOARD OF TRUSTEES
/s/ Jimmy S.H. Lee

Jimmy S.H. Lee Chairman of the Board

April 28, 2005

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE PROXY CARD THAT ACCOMPANIES THIS NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL GENERAL MEETING. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

MERCER INTERNATIONAL INC.

PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the management of Mercer International Inc. (“Mercer” or the “Company”) of proxies for use at the annual general meeting of our shareholders (“Shareholders”) to be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time), on June 14, 2005, or any adjournment, postponement or rescheduling thereof (the “Meeting”). If a proxy in the accompanying form (a “Proxy”) is properly executed and received by us prior to the Meeting or any adjournment, postponement or rescheduling thereof, our shares of beneficial interest, $1.00 par value (the “Shares”) represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposals set out in the accompanying Notice of Annual General Meeting of Shareholders. Please see the Proxy for voting instructions.

     A Proxy may be revoked at any time prior to its use by filing a written Notice of Revocation of Proxy or a later dated Proxy with the Company’s Registrar and Transfer Agent, Mellon Investor Services LLC, at P.O. Box 3315, South Hackensack, NJ 07606. A Proxy may also be revoked by attending the Meeting and voting Shares in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

     The holders of one-third of the outstanding Shares entitled to vote at the Meeting, present in person or represented by Proxy, constitutes a quorum for the Meeting. Under applicable Washington state law, abstentions and broker non-votes will be counted for the purposes of establishing a quorum for the Meeting.

     Proxies for the Meeting will be solicited by the Company primarily by mail. Proxies may also be solicited personally by our trustees, officers or regular employees without additional compensation. We may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by the Company.

     This proxy statement and accompanying Proxy and our annual report for 2004 will be mailed to Shareholders commencing on or about May 23, 2005. The close of business on April 28, 2005 has been fixed as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Meeting or any adjournment, postponement or rescheduling thereof.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving this proxy statement and Proxy?

A:	This proxy statement describes the proposals upon which you, as a Shareholder, will vote. It also gives you information on the proposals, as well as other information so that you can make an informed decision.

Q:	What is the Proxy?

A:	The Proxy enables you to appoint Jimmy S.H. Lee and David M. Gandossi as your representatives at the Meeting. By completing and returning the Proxy, you are authorizing Mr. Lee and Mr. Gandossi to vote your Shares at the Meeting as you have instructed them on the Proxy. This way your Shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete and return your Proxy before the date of the Meeting just in case your plans change.

Q:	Who can vote at the Meeting?

A:	Registered Shareholders who own our Shares on the Record Date may attend and vote at the Meeting. Each Share is entitled to one vote. There were 33,053,455 Shares outstanding on the Record Date.

If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Meeting unless you receive a proxy from the broker or the nominee.

Q:	What am I voting on?

A:	We are asking you to: (i) vote for the election of Jimmy S.H. Lee and William D. McCartney as trustees; and (ii) ratify the selection of Deloitte & Touche LLP as our independent auditors. OUR BOARD OF TRUSTEES RECOMMENDS A VOTE IN FAVOR OF EACH OF THESE PROPOSALS.

Q:	How do I vote?

A:	You may vote by mail.

Complete, date, sign and mail the Proxy to our Registrar and Transfer Agent, Mellon Investor Services LLC, at P.O. Box 3315, South Hackensack, NJ 07606, in the enclosed postage pre-paid envelope. If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct. Please see the Proxy for voting instructions.

You may vote in person at the Meeting.

If you attend the Meeting, you may vote as instructed at the Meeting. However, if you hold your Shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the Meeting a proxy delivered to you by such nominee reflecting your Share ownership as of the Record Date.

Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted.

Q:	What if I change my mind after returning my Proxy?

A:	You may revoke your Proxy and change your vote at any time before completion of voting at the Meeting. You may do this by:

•	sending a signed Notice of Revocation of Proxy to our Registrar and Transfer Agent at the address set out above, stating that the Proxy is revoked; or

•	signing another Proxy with a later date and sending it to our Registrar and Transfer Agent at the address set out above, before the date of the Meeting; or

•	voting at the Meeting.

Your Proxy will not be revoked if you attend the Meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:	If your Shares are registered in your name, they will not be voted unless you submit your Proxy, or vote in person at the Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:	Who will count the votes?

A:	Agents of the Company will tabulate the Proxies. Additionally, votes cast by Shareholders voting in person at the Meeting are tabulated by a person who is appointed by our management before the Meeting.

Q:	How many Shares must be present to hold the Meeting?

A:	To hold the Meeting and conduct business, at least one-third of the outstanding Shares must be present at the Meeting. This is called a quorum.

Votes are counted as present at the Meeting if a Shareholder either:

•	is present and votes in person at the Meeting; or

•	has properly submitted a Proxy.

Abstentions and “broker non-votes” (Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of a quorum.

Q:	How many votes are required to approve the proposals to be considered at the Meeting?

A:	The affirmative vote of a majority of the Shares represented and voting, whether in person or by Proxy, at the Meeting will be required for the election of our nominee trustees and the ratification of the selection of our independent auditors.

Q:	How are votes counted?

A:	You may vote “For” or “Withhold” your vote on the proposal to elect trustees. You may vote “For”, or “Against” or “Abstain” on the proposal to ratify the selection of our independent auditors. If you withhold or abstain from voting on a proposal, it will have the practical effect of voting against the proposal.

If you sign and return your Proxy without voting instructions, your Shares will be counted as a “For” vote in favor of each proposal.

Q:	Could other matters be discussed at the Meeting?

A:	We do not know of any other matters to be brought before the Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Meeting for consideration, the persons named in the Proxy will have the discretion to vote on those matters for you.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     There were 33,053,455 Shares issued and outstanding on the Record Date. Each Share is entitled to one vote at the Meeting.

     The following table sets forth certain information regarding the beneficial ownership of our Shares as of April 28, 2005 by each Shareholder known by us to own more than five percent of our outstanding Shares. The following is based solely upon statements made in filings with the Securities and Exchange Commission (the “Commission”) or other information we believe to be reliable.

	Number of	Percentage of
Name and Address of Owner	Shares Owned	Outstanding Shares

Peter R. Kellogg(1) 120 Broadway, 6th Floor New York, NY 10271	5,831,783	13.3%

Greenlight Capital, L.L.C.(2) 420 Lexington Avenue Suite 875 New York, NY 10170	3,985,183	9.1%

KPMG Inc. (as Receiver of Stone Venepal (Celgar) Pulp Inc.) 777 Dunsmuir Street Suite 900 Vancouver, British Columbia V7Y 1K3 Canada	2,124,589	6.4%

Royal Bank of Canada 20 King Street West 9th Floor Toronto, Ontario M5H 1C4 Canada	2,085,937	6.3%

(1)	Filed jointly with IAT Reinsurance Company Ltd. The number of Shares owned includes 1,645,161 Shares issuable upon conversion of convertible senior subordinated notes. The percentage of outstanding Shares owned gives pro forma effect to the 10,645,155 Shares issuable upon conversion of the convertible senior subordinated notes.

(2)	Filed jointly by Greenlight Capital, L.L.C., Greenlight Capital, Inc. and David Einhorn. The number of Shares owned includes 1,419,353 Shares issuable upon conversion of convertible senior subordinated notes. The percentage of outstanding Shares owned gives pro forma effect to the 10,645,155 Shares issuable upon conversion of the convertible senior subordinated notes.

PROPOSAL 1

ELECTION OF TRUSTEES

     Pursuant to resolutions passed by our board of trustees (the “Board”) in accordance with our Declaration of Trust, as amended, the current number of trustees of the Company is six. Two persons are nominated for election as trustees at the Meeting. Trustees will be elected by the majority of votes cast at the Meeting, in person or by Proxy, for the nominees. Under our Declaration of Trust, as amended, cumulative voting in the election of trustees is not permitted.

     The Board is divided into three classes. Each class of trustees is elected for a three-year term. Jimmy S.H. Lee has been a trustee since May 1985 and is a member of Class II to be elected to the Board to serve until the annual meeting of Shareholders to be held in 2008, or until his successor is elected and qualified. William D. McCartney has been a trustee since January 2003 and is also a member of Class II to be elected to the Board to serve until the annual meeting of Shareholders to be held in 2008, or until his successor is elected and qualified. Messrs. Lee and McCartney have each indicated that they are willing and able to serve as trustees. If for any unforeseen reason any of the nominees declines or is unable to serve, Proxies will be voted for the election of such other person or persons as shall be designated by the trustees. Proxies received which do not specify a choice for the election of the nominees will be voted FOR each of the nominees. OUR BOARD OF TRUSTEES RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

     The Board has determined that each of our trustees and nominee trustees, other than our Chief Executive Officer, Mr. Lee, is independent under applicable laws and regulations and the listing requirements of the Nasdaq National Market.

     The following table sets forth the name, position with us and expiration of the term as a trustee of each nominee trustee and each trustee whose term of office will continue after the Meeting:

Name	Current Position with Company	Expiration of Term as Trustee

Jimmy S.H. Lee(1)	President, Chief Executive Officer and Trustee	2008	(2)
William D. McCartney(1)	Trustee	2008	(2)
Kenneth A. Shields	Trustee	2006
Guy W. Adams	Trustee	2006
Eric Lauritzen	Trustee	2007
Graeme A. Witts	Trustee	2007

(1)	Nominee for election as a trustee.

(2)	If elected at the Meeting.

     The following provides certain background information about each nominee trustee, each of our trustees whose term of office will continue after the Meeting and our executive officers:

     Jimmy S.H. Lee, age 48, has been a trustee since May 1985 and President and Chief Executive Officer since 1992. Previously, Mr. Lee served with MFC Bancorp Ltd. as a director from 1986, Chairman from 1987 and President from 1988 to December 1996, respectively. During Mr. Lee’s tenure with the Company, the Company acquired the Rosenthal mill, converted the Rosenthal mill to the production of kraft pulp, constructed and started up the Stendal mill and acquired the Celgar mill.

     William D. McCartney, age 49, has been a trustee since January 2003. Mr. McCartney has been President and Chief Executive Officer of Pemcorp Management Inc., a management services company, since 1990. Mr. McCartney is a director of Southwestern Resources Corp., where he has served since March 2004. Mr. McCartney is also a member of the Institute of Chartered Accountants in Canada.

     Kenneth A. Shields, age 56, has been a trustee since August 2003. Mr. Shields was a founder of the institutional firm of Goepel Shields & Partners Inc., where he held the position of President and Chief Executive Officer. In April of 1998, the firm merged with McDermid St. Lawrence Securities Ltd. to become the investment firm of Goepel McDermid Inc. which was subsequently acquired, in January of 2001, by Florida-based Raymond James Financial, Inc. Mr. Shields currently serves as a member of the board of directors of Raymond James Financial, Inc. and serves as the Chairman, Chief Executive Officer and a member of the board of directors of the Canadian subsidiary, Raymond James Ltd. Mr. Shields is also a director of TimberWest Forest Corp. and a Director of the Council for Business and the Arts in Canada. Additionally, Mr. Shields has served as past Chairman of the Investment Dealers Association of Canada and Pacifica Papers Inc., and is a former director of each of Slocan Forest Products Ltd. and the Investment Dealers Association of Canada.

     Guy W. Adams, age 54, has been a trustee since August 2003. Mr. Adams is the managing member of GWA Advisors, LLC, GWA Investments, LLC and GWA Capital Partners, LLC, where he has served since 2002, and is the managing member of GWA Master Fund, LP since October 2004. GWA Advisors, LLC is a private equity investment firm and a holding company for Mr. Adams’ private equity investments. GWA Investments, LLC is an investment fund investing in publicly traded securities managed by GWA Capital Partners, LLC, a registered investment advisor. Prior to 2002, Mr. Adams was the President of GWA Capital, which he founded in 1996 to invest his own capital in public and private equity transactions, and a business consultant to entities seeking refinancing or recapitalization. Mr. Adams was nominated for election as a trustee at the 2003 annual meeting pursuant to a settlement agreement entered into between the Company and Greenlight Capital, Inc. and Greenlight Capital, LLC.

     Eric Lauritzen, age 67, has been a trustee since June 2004. Mr. Lauritzen was President and Chief Executive Officer of Harmac Pacific, Inc., a North American producer of softwood kraft pulp previously listed on the Toronto Stock Exchange and acquired by Pope & Talbot Inc. in 1998, from May 1994 to July 1998, when he retired. Mr. Lauritzen was Vice President, Pulp and Paper Marketing of MacMillan Bloedel Limited, a North American pulp and paper company previously listed on the Toronto Stock Exchange and acquired by Weyerhaeuser Company Limited in 1999, from July 1981 to April 1994.

     Graeme A. Witts, age 66, has been a trustee since January 2003. Mr. Witts organized Sanne Trust Company Limited, a trust company located in the Channel Islands, in 1988 and was managing director from 1988 to 2000, when he retired. Mr. Witts is also a fellow of the Institute of Chartered Accountants of England and Wales.

     David M. Gandossi, age 47, has been Secretary, Executive Vice-President and Chief Financial Officer since August 2003. Mr. Gandossi was formerly the Chief Financial Officer and Executive Vice-President of Formation Forest Products (a closely held corporation) from June 2002 to August 2003. Mr. Gandossi previously served as Chief Financial Officer, Vice-President, Finance and Secretary of Pacifica Papers Inc., a North American specialty pulp and paper manufacturing company previously listed on the Toronto Stock Exchange, from December 1999 to August 2001 and Controller and Treasurer from June 1998 to December 1999. From June 1998 to August 31, 1998, he also served as Secretary to Pacifica Papers Inc. From March 1998 to June 1998, Mr. Gandossi served as Controller, Treasurer and Secretary of MB Paper Ltd. From April 1994 to March 1998, Mr. Gandossi held the position of Controller and Treasurer with Harmac Pacific Inc., a Canadian pulp manufacturing company previously listed on the Toronto Stock Exchange. Mr. Gandossi is a member of the Institute of Chartered Accountants in Canada.

     Wolfram Ridder, age 43, was appointed a managing director in July 2002 of our 63.6% owned subsidiary, Stendal, that completed construction of the Stendal mill, a new state-of-the-art NBSK pulp mill near the town of Stendal, Germany, in mid-September 2004. Mr. Ridder was the principal assistant to our Chief Executive Officer from November 1995 until September 2002. Mr. Ridder has also been a Vice-President of pulp operations since August 1999.

     Leonhard Nossol, age 47, was appointed our Group Controller for Europe in 2004. He has also been a managing director of our wholly-owned subsidiary, Rosenthal, that owns and operates the Rosenthal NBSK pulp mill, since 1997. Mr. Nossol had a significant involvement in the conversion of the Rosenthal mill to the production of kraft pulp in 1999 and the related increase in the mill’s annual production capacity to 280,000 air dried metric tonnes (“ADMTs”), and subsequently to 310,000 ADMTs, as well as the reduction in production costs at the mill. Mr. Nossol has headed the business administration unit of the Association of German Pulp and Paper Makers since October 2003 and has been a member of the national tax committee of the National Industry Association, representing the German pulp and paper industry in tax matters, since August 2003.

     Ulf Johannson, age 56, was appointed a managing director of Stendal in July 2003. From 1996 to 2003, Mr. Johannson was a director of Södra Cell AB, a large Swedish forestry company, and Resident Manager of the company’s Monsteras mill. He was responsible for all large expansion projects of Södra Cell, including with respect to the increase in the annual production capacity at the Monsteras mill from approximately 300,000 ADMTs to approximately 750,000 ADMTs.

     The terms of Mr. Shields and Mr. Adams as trustees expire at the annual meeting of shareholders to be held in 2006. The terms of Mr. Lauritzen and Mr. Witts as trustees expire at the annual meeting of shareholders to be held in 2007.

Trustees Meetings

     The Board met 12 times during 2004 and each current member of the Board attended 75% or more of the total number of such meetings and meetings of the committees of the Board on which they serve, including Mr. Lauritzen subsequent to his election to the Board in June 2004. Although we do not have a formal policy with respect to attendance of trustees at our annual meetings, all trustees are encouraged and expected to attend such meetings if possible. Six trustees attended our 2004 annual meeting.

Executive Sessions

     Executive sessions of non-management trustees without management present are held regularly, generally before Board meetings, to review, among other things, the criteria upon which the performance of senior officers is based, the Company’s governance practices, the reports of our independent registered chartered accountants and any other relevant matters. The Lead Trustee, with input from other trustees, develops the agenda for and presides over these meetings. Meetings are also held formally and informally from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

COMMITTEES OF THE BOARD OF TRUSTEES

     Our Board has developed corporate governance guidelines in respect of: (i) the duties and responsibilities of the Board, its committees and the officers of the Company; and (ii) practices with respect to the holding of regular quarterly and strategic meetings of the Board including separate meetings of non-management trustees. Our Board has established three standing committees, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

     The Audit Committee functions pursuant to a charter adopted by the trustees. A copy of the current charter is attached as Appendix “A’’ to this proxy statement. The function of the Audit Committee generally is to meet with and review the results of the audit of our financial statements performed by the independent public accountants and to recommend the selection of independent public accountants. The members of the Audit Committee are Mr. McCartney, Mr. Witts and Mr. Lauritzen, each of whom is independent under applicable laws and regulations and the listing requirements of the Nasdaq National Market. Both Mr. McCartney and Mr. Witts are chartered accountants and Mr. McCartney is a “financial expert’’ within the meaning of such term under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during 2004.

     The Audit Committee has established procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential and anonymous submission by the Company’s employees and others of concerns regarding questionable accounting or auditing matters. A person wishing to notify the Company of such a complaint or concern should send a written notice thereof, marked “Private & Confidential’’, to the Chairman of the Audit Committee, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada.

Compensation Committee

     The Board has established a Compensation Committee. The Compensation Committee is responsible for reviewing and approving the strategy and design of the Company’s compensation, equity-based and benefits programs. The Compensation Committee is also responsible for approving all compensation actions relating to executive officers. The members of the Compensation Committee are Mr. Shields, Mr. McCartney and Mr. Adams, each of whom is independent under applicable laws and regulations and the listing requirements of the Nasdaq National Market. The Compensation Committee met six times during 2004.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of our Compensation Committee during the most recently completed fiscal year was one of our officers or employees, or has formerly been one of our officers.

Governance and Nominating Committee

     Our Board has established a Governance and Nominating Committee comprised of Mr. Shields, Mr. McCartney and Mr. Witts, each of whom is independent under applicable laws and regulations and the listing requirements of the Nasdaq National Market. The Governance and Nominating Committee functions pursuant to a charter adopted by the trustees, a copy of which is attached as Appendix “B’’ to the definitive proxy statement on Schedule 14A relating to our annual meeting of shareholders held in June 2004. The purpose of the committee is to: (i) manage the corporate governance system of the Board; (ii) assist the Board in fulfilling its duties to meet applicable legal and regulatory and self-regulatory business principles and codes of best practice; (iii) assist in the creation of a corporate culture and environment of integrity and accountability; (iv) in conjunction with the Lead Trustee, monitor the quality of the relationship between the Board and management; (v) review management succession plans; (vi) recommend to the Board nominees for appointment to the Board; (vii) lead the Board’s annual review of the Chief Executive Officer’s performance; and (viii) set the Board’s forward meeting agenda. The Governance and Nominating Committee met three times in 2004.

Consideration of Nominees

     The Board is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Governance and Nominating Committee in consultation with our Chairman and Chief Executive Officer. The Governance and Nominating Committee will recommend to the Board a nominee to fill a vacancy on the Board and will also annually evaluate and recommend to the Board nominees for election as trustees at annual meetings of Shareholders.

     The Governance and Nominating Committee believes that certain criteria should be met by trustee nominees to ensure effective corporate governance, support the Company’s strategies and businesses, account for individual trustee attributes and the effect of the overall mix of those attributes on the Board’s effectiveness, and support the successful recruitment of qualified candidates for the Board. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of trustee nominees that the Governance and Nominating Committee considers include leadership, judgment, integrity, independence and high personal and professional ethics. Nominees considered by the Governance and Nominating Committee are those that also possess a mix of experience and related attributes, including general business experience, industry knowledge, financial acumen, special business experience and expertise.

     The Governance and Nominating Committee may seek recommendations or receive recommendations for Board candidates from various sources, including the Company’s trustees, management and Shareholders. The committee may also engage a professional search firm. Mr. Lauritzen, a nominee for election to the Board at the meeting held in 2004, was recommended by our Lead Trustee, who is an independent trustee under applicable laws and regulations and the listing requirements of the Nasdaq National Market.

Nominees Recommended by Shareholders

     The Governance and Nominating Committee will consider nominees recommended by Shareholders as candidates for Board membership. A Shareholder wishing to nominate a candidate for Board membership should provide written notice to the Secretary of the Company as described below. To nominate a candidate for election to the Board at an annual meeting, the notice must be received not less than 120 days before the first anniversary of the date of the Company’s proxy statement released to Shareholders in connection with the annual meeting held in the prior year. The notice should contain information about both the nominee and the Shareholder making the nomination, including such information regarding each nominee required to be included in a proxy statement filed pursuant to Commission rules and regulations and such other information sufficient to allow the Governance and Nominating Committee to determine if the candidate meets the criteria for Board membership described above. The committee may require that the proposed nominee furnish additional information to determine that person’s eligibility to serve as a trustee.

Shareholder Communications with Board

     Shareholders who wish to communicate with the Board (other than with respect to a complaint or concern regarding accounting, internal accounting controls or auditing matters which must be directed to the Audit Committee as described above) should send written correspondence to the Board in the care of the Secretary, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada. The correspondence should indicate that the person sending the correspondence is a Shareholder and set out the purpose of such communication. The Secretary will (i) forward the correspondence to the trustee to whom it is addressed or, in the case of correspondence addressed to the Board generally, to the Lead Trustee, (ii) attempt to handle the inquiry directly where it is a request for information about the Company, or (iii) not forward the correspondence if it is primarily commercial in nature or if it relates to an improper topic. All such correspondence will be summarized for the Board periodically and each such correspondence will be made available to any trustee upon request.

Lead Trustee

     Our Board appointed Mr. Shields as its Lead Trustee in September 2003. The role of the Lead Trustee is to provide leadership to the non-management trustees on the Board and to ensure that the Board can operate independently of management and that trustees have an independent leadership contact. The duties of the Lead Trustee include, among other things: (i) ensuring that the Board has adequate resources to support its decision-making process and ensuring that the Board is appropriately approving strategy and supervising management’s progress against that strategy; (ii) ensuring that the independent trustees have adequate opportunity to meet to discuss issues without management being present; (iii) chairing meetings of trustees in the absence of the Chairman and Chief Executive Officer; (iv) ensuring that delegated committee functions are carried out and reported to the Board; and (v) communicating to management, as appropriate, the results of private discussions among outside trustees and acting as a liaison between the Board and the Chief Executive Officer.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board, however, management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered chartered accountants regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered chartered accountants. The Audit Committee discussed with the independent registered chartered accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee has discussed with the independent registered chartered accountants the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether the independent registered chartered accountants’ provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the Company’s independent registered chartered accountants are independent from the Company and its management.

     The Audit Committee discussed with the independent registered chartered accountants the overall scope and plans for their respective audits. The Audit Committee met with the independent registered chartered accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission. The Audit Committee has selected, and the Board has ratified, subject to shareholder ratification, the selection of the Company’s independent registered chartered accountants.

William D. McCartney, Chairman
Graeme A. Witts
Eric Lauritzen

     The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) except to the extent that the Company specifically incorporates the report by reference therein.

SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS

     The following table sets forth information regarding the ownership of our Shares as of April 28, 2005 by: (i) each of our trustees, nominee trustees and executive officers; and (ii) all of our trustees, nominee trustees and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name. Each person has indicated that he will vote all Shares owned by him in favor of each of the proposals to be considered at the Meeting.

Name of Owner	Number of Shares Owned	Percentage of Outstanding Shares

Jimmy S.H. Lee(1)	1,969,800	5.8%
Kenneth A. Shields(2)	35,000	*
Guy W. Adams(3)	255,000	*
William D. McCartney(4)	5,000	*
Graeme A. Witts(5)	5,000	*
Eric Lauritzen	—	—
David M. Gandossi(6)	100,000	*
Wolfram Ridder(7)	60,000	*
Leonhard Nossol(8)	30,050	*
Ulf Johannson	—	—
Trustees and Officers as a Group (10 persons)(9)	2,459,850	7.2%

*	Less than 1%.

(1)	Includes 1,134,800 Shares and presently exercisable stock options to acquire up to 835,000 Shares. Mr. Lee exercised options and acquired an aggregate of 750,000 of our Shares in October 2004. In addition, Mr. Lee purchased 350,000 of our Shares in February 2005 pursuant to our public offering of Shares. These securities are subject to Mr. Lee’s lock-up agreement described in the prospectus supplement relating to such offering.

(2)	In January 2004, Mr. Shields was granted 25,000 restricted Shares in connection with his role as the Lead Trustee of our Board. These Shares vest in three equal installments on January 20, 2004, November 11, 2004 and November 11, 2005. In addition, Mr. Shields purchased 10,000 of our Shares in February 2005 pursuant to our public offering of Shares. The Shares held by Mr. Shields are subject to Mr. Shield’s lock-up agreement described in the prospectus supplement relating to such offering.

(3)	In August 2003, we issued options to purchase up to 225,000 Shares to GWA Investments, LLC, of which Mr. Adams is the managing member, and up to 100,000 Shares to Mr. Adams, each at an exercise price of $4.53 per Share. GWA Investments, LLC exercised its options in September 2003 and Mr. Adams exercised his options in March 2004. In addition, in June 2004, Mr. Adams was granted 5,000 restricted Shares in connection with his role as an independent trustee of Mercer. These Shares vest and become non-forfeitable in June 2005. The Shares held by Mr. Adams and his affiliates are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(4)	In June 2004, Mr. McCartney was granted 5,000 restricted Shares in connection with his role as an independent trustee of Mercer. These Shares vest and become non-forfeitable in June 2005. The Shares held by Mr. McCartney are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(5)	In June 2004, Mr. Witts was granted 5,000 restricted Shares in connection with his role as an independent trustee of Mercer. These Shares vest and become non-forfeitable in June 2005. The Shares held by Mr. Witts are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(6)	In September 2003, Mr. Gandossi was granted options to acquire up to 100,000 of our Shares at a price of $5.65 per Share exercisable as of September 10, 2003 as to one-third of the options granted and one-third on each of September 10, 2004 and September 10, 2005. These options have a ten-year term and are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(7)	Represents presently exercisable stock options, which are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(8)	Includes presently exercisable stock options to acquire up to 30,000 Shares. These securities are subject to a lock-up agreement described in the prospectus supplement relating to the public offering of our Shares in February 2005.

(9)	Includes presently exercisable stock options to acquire up to 1,025,000 Shares.

     The following table sets forth information as at December 31, 2004 regarding: (i) our 1992 amended and restated stock option plan (the “1992 Amended Option Plan”) under which options to acquire an aggregate of 3,600,000 of our Shares may be granted; and (ii) our 2004 Stock Incentive Plan pursuant to which 1,000,000 of our Shares may be issued pursuant to options, stock appreciation rights and restricted Shares:

	Number of Shares to		Number of Shares
	be Issued Upon	Weighted-average	Available for
	Exercise of	Exercise Price of	Future Issuance
	Outstanding Options	Outstanding Options	Under Plan

1992 Amended Option Plan	1,055,000	$6.58	230,500
2004 Stock Incentive Plan(1)	—	—	960,000 (1)

(1)	An aggregate of 40,000 restricted Shares have been issued under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MFC Bancorp Ltd. (“MFC”) was an approximately 92% owned subsidiary until June 1996, when Mercer spun-off approximately 83% of its issued shares to the Company’s shareholders by way of a special dividend-in-kind. MFC is primarily engaged in merchant banking and financial services including through a wholly owned licensed Swiss bank. Although the Company does not consider MFC currently to be a “related party”, because of the historical relationship, Mercer has summarized its current business relationships with MFC.

     In October 2003, Mercer fully repaid to MFC a bridge loan in the principal amount of €30 million plus accrued interest and fees incurred as part of the initial financing for the Stendal mill. In December 2003 and early 2004, Mercer repaid its other indebtedness to MFC in the amount of €8.6 million principally from the proceeds of the sale of a majority of the MFC shares held by Mercer. This share sale was approved by a special committee of Mercer’s trustees and Mercer’s Board, with Mr. Lee abstaining. Subsequently, in 2004, Mercer sold its remaining shares of MFC.

     Mr. Lee, Mercer’s Chairman, chief executive officer and a trustee was formerly a non-executive director of the Swiss banking affiliate of MFC until he resigned from such position in April 2004.

     Mercer has in the course of our business entered into transactions and other arrangements with MFC and its affiliates. From time to time, the Company’s German pulp mills sell pulp to a commodities trading subsidiary of MFC, both for its own account and as an agent for sales to certain parts of eastern Europe. All such transactions are conducted on market terms on an arm’s length basis. As at December 31, 2004, Mercer had trade receivables for pulp sales of approximately €2.7 million from MFC affiliates, which are expected to be collected in the ordinary course.

     The Company owns an indirect 39% interest in a limited partnership that owns 80% of a specialty paper mill in Landqart, Switzerland. The other limited partner is MFC. The general partner is wholly-owned by Cade Struktur Corporation, a company in which Mercer owns an approximate 26% interest and MFC owns a 25% interest. An affiliate of MFC previously arranged receivables financing for Landqart, which arrangements were terminated by Landqart in the first half of 2004.

     In 2004, MFC acquired an indirect majority interest in AIG Altmark-Industrie AG (subsequently renamed MFC Industrial Holdings AG), a German industrial real estate holding company, which is an indirect 7% shareholder of Stendal. Stendal (our 63.6% subsidiary) informally utilized furnished office space and receptionist services from an MFC affiliate in Berlin at a cost of approximately €80,000 per quarter. The arrangement was terminated by Stendal in 2005.

     As at December 31, 2004, the Company had a loan outstanding in the approximate principal amount of €1.5 million plus accrued interest and owned shares of a venture company which is an affiliate of both Mercer and MFC. This is a legacy investment which the Company has held since prior to the “spin-off” of MFC in 1996. In April 2005, the venture company proposed to place itself into liquidation.

     A director of MFC is indebted to a subsidiary of Mercer in the approximate principal amount of €245,000.

     Mercer previously utilized administrative services from a private company that also provided similar services to MFC related companies at a cost of C$125,000 per quarter. The Company terminated using such administrative services at the end of the second quarter of 2004.

     Mercer’s Board has developed corporate governance guidelines which, among other things, provides that its audit committee or other special committee of trustees review and approve transactions with related and affiliated parties, including those with MFC. Mercer’s Board is comprised of six trustees, only one of which (the Chief Executive Officer) is part of management. There are no cross-directorships or officerships between Mercer (and its subsidiaries) and MFC (and its subsidiaries).

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding the annual compensation for each of the last three fiscal years paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during the most recently completed fiscal year (collectively, the “Named Executive Officers”):

					Long-Term
	Annual Compensation				Compensation
					Securities
				Other Annual	Underlying	All Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)	($)	($)	(#)	($)

Jimmy S.H. Lee(1)	2004	403,845	186,390	93,195	—	—
Chief Executive Officer	2003	264,806	—	107,864	—	—
	2002	238,504	—	90,941	—	—

David M. Gandossi (2)	2004	245,908	61,477	—	—	—
Secretary, Executive Vice-President and Chief Financial Officer	2003	228,352	53,520	—	100,000	—

Wolfram Ridder(3)	2004	298,224	44,734	—	—	—
Managing Director	2003	260,240	200,000	—	—	—
of Stendal	2002	188,466	—	—	—	—

Leonhard Nossol(4)	2004	226,441	34,172	—	—	—
Group Controller,	2003	190,617	15,885	—	—	—
Europe	2002	152,871	16,429	—	—	—

Ulf Johannson (5)	2004	347,928	—	—	—	186,390
Managing Director of Stendal	2003	316,316	—	—	—	112,970

(1)	Pursuant to his employment agreement with us dated April 28, 2004, Mr. Lee is entitled to an annual base salary of €325,000, housing and other perquisites not to exceed in aggregate €75,000 annually and other compensation as determined by the Compensation Committee. See “Executive Compensation — Report of the Trustees on Executive Compensation”.

(2)	Mr. Gandossi was appointed Secretary, Executive Vice-President and Chief Financial Officer in August 2003. The amounts presented for Mr. Gandossi for 2003 have been annualized. Pursuant to his employment agreement with us, Mr. Gandossi received a one-time signing bonus of CDN$75,000, is entitled to an annual base salary of CDN$320,000 and is entitled to participate in our bonus program. In September 2003, we granted to Mr. Gandossi options to acquire up to 100,000 of our Shares at an exercise price of $5.65 per Share exercisable as to one-third of the options granted on September 10, 2003 and one-third on each of September 10, 2004 and September 10, 2005. These options have a ten year term.

(3)	Mr. Ridder was appointed a managing director of Stendal in July 2002 for an indefinite term. The amounts presented for Mr. Ridder for 2002 have been annualized. Mr. Ridder is entitled to an annual base salary of €240,000 and to participate in our bonus program. Mr. Ridder’s bonus in 2003 reflected his work and oversight in connection with the Stendal mill.

(4)	Mr. Nossol was appointed Group Controller for Europe in 2004 for an indefinite term. Mr. Nossol is entitled to an annual base salary of €182,232 and to participate in our bonus program.

(5)	Mr. Johannson was appointed a managing director of Stendal in July 2003 for an indefinite term. The amount presented for Mr. Johannson’s salary for 2003 has been annualized. Mr. Johannson is entitled to an annual base salary of €280,000 and an annual bonus of up to 25% of his base salary, based upon certain performance targets. In addition, we agreed to make certain payments to Mr. Johannson relating to his retirement which are contributed to the pension arrangement in place for Mr. Johannson prior to his appointment at Stendal until he retires at age 62.

Stock Options

     None of our Named Executive Officers were granted options to purchase our Shares during 2004. The table below provides information regarding the exercise of options during 2004 by our Named Executive Officers and information with respect to unexercised options held by them at December 31, 2004:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Jimmy S.H. Lee Chief Executive Officer	750,000	1,906,500	835,000/Nil	3,282,750/—

David M. Gandossi Secretary, Executive Vice-President and Chief Financial Officer	—	—	66,666/33,334	333,330/166,670

Wolfram Ridder Managing Director of Stendal	—	—	60,000/Nil	256,500/—

Leonhard Nossol Group Controller, Europe	—	—	30,000/Nil	128,250/—

Ulf Johannson Managing Director of Stendal	—	—	—	—

Compensation of Trustees

     Our trustees, other than our Lead Trustee, receive $20,000 annually for their services plus $1,000 for each meeting of trustees that they attend in person or $500 for each such meeting that they attend by teleconference. Our Lead Trustee, Mr. Shields, receives $55,000 annually for his services but is not compensated for attending meetings of trustees. We also reimburse our trustees and officers for expenses incurred in connection with their duties as our trustees and officers. The Chairman of each of the Compensation Committee and Governance and Nominating Committee (other than if the Lead Trustee is the Chairman) receives $5,000 annually and the Chairman of the Audit Committee receives $15,000 annually for their services in that regard.

     In addition, under our 2004 Stock Incentive Plan, immediately after each annual meeting of Shareholders subsequent to the annual meeting held in June 2004, each of our non-employee trustees who is not elected to the Board for the first time at such annual meeting and who will continue to serve as a member of the Board after the meeting, receive 2,500 restricted shares for their services, provided that each such trustee has served on the Board for at least six months. Pursuant to our 2004 Stock Incentive Plan, each of Mr. McCartney, Mr. Witts and Mr. Adams received 5,000 restricted shares in June 2004 for their services, which vest in June 2005, and Mr. Shields received 25,000 restricted shares in January 2004 for his services which vest in three equal instalments in January 2004, November 2004 and November 2005.

Indemnity Agreements

     We have entered into a Trustee’s Indemnity Agreement with each of our trustees. We have agreed under each of these agreements to indemnify each of our trustees against any and all claims and costs that are or may be brought against him as a result of his being one of our trustees, officers or employees or that of a company related to us. However, under the agreements, we are not obligated to indemnify a trustee against any claims or costs in certain instances, including if it is determined that the trustee failed to act honestly and in good faith with a view to our best interests, if the trustee failed to disclose his interest or conflicts as required under corporate legislation in Washington state or we are not permitted to indemnify the trustee under such legislation, or if the trustee has violated any insider trading rules under United States federal and state securities laws.

     If there is a change in control (as defined in the agreement) of the Company other than a change in control which has been approved by a majority of our trustees, we are required to seek legal advice as to whether and to what extent a trustee would be permitted to be indemnified under applicable law. In addition, the agreements allow us to defend any claim made against a trustee.

Employment Agreements

     Mr. Lee is a party to an amended and restated employment agreement dated April 28, 2004 with us. The following summary of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as an exhibit to our Form 8-K dated and filed with the Commission on April 28, 2004. The agreement provides for a base salary of €325,000 annually, housing and other perquisites not to exceed in aggregate €75,000 annually and other compensation as determined by the Board or the Compensation Committee as applicable. The agreement continues in effect until Mr. Lee’s employment with us is terminated. Mr. Lee may terminate his employment with us at any time for good reason within 180 days after the occurrence of any good reason event. In addition, we may terminate Mr. Lee’s employment with cause. If Mr. Lee is terminated without cause or resigns for good reason, he shall be entitled to a severance payment equal to three times the sum of his then annual salary plus the higher of (i) his current annual bonus and (ii) the highest variable pay and incentive bonus received during the three years last ending prior to his termination. This amount is payable in substantially equal installments over a twelve-month period, unless (i) a change of control occurs following such termination, in which case the unpaid portion of such severance amount is payable in full in a lump sum cash payment immediately following such change of control, or (ii) if such termination occurs in contemplation of, at the time of, or within three years after a change of control, this amount is payable in a lump sum cash payment immediately following such termination. In addition, all unvested rights in any stock options and any other equity awards will vest in full and become immediately exercisable. Mr. Lee will also be entitled to any accrued benefits. If Mr. Lee’s employment with us is terminated for cause, he is not entitled to any additional payments or benefits under the agreement, other than accrued benefits (including, but not limited to, any then vested stock options and other equity grants) and a prorated bonus, which is payable immediately upon such termination.

     Mr. Gandossi is a party to an employment agreement dated effective August 15, 2003 with us. The following summary of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as an exhibit to our Form 8-K dated and filed with the Commission on August 11, 2003. The agreement generally provides, subject to certain termination provisions, for the continued employment of Mr. Gandossi as Chief Financial Officer, Executive Vice-President and Secretary for a period of 36 months, with an automatic 12-month renewal if the Company does not provide written notice of its intention not to renew the agreement at least 12 months before the original term expires. Thereafter the agreement provides for successive 12 month renewals unless the Company provides written notice of its intention not to renew 360 days in advance of the expiry of the then term thereof. The agreement provides for an annual base salary of CDN$320,000 and a one-time signing bonus of CDN$75,000, the use of a vehicle and participation in our bonus program. The agreement contains change in control provisions pursuant to which, if in connection with or within eighteen months of a change in control, Mr. Gandossi voluntarily terminates his employment for good reason or is involuntarily discharged, he shall be entitled to a severance payment of three times the sum of his current annual base salary plus the highest of (x) his then-current annual bonus, (y) his highest variable pay and annual incentive bonus for the last three years and (z) 50% of his current annual base salary. In addition, all unvested rights in any stock option or other benefit plans will vest in full. Mr. Gandossi may terminate his employment with us at any time for good reason within 180 days after the occurrence of the good reason event. If Mr. Gandossi is terminated without cause or resigns for good reason other than in connection with the change in control, he shall be entitled to a severance payment equal to the sum of his base salary for the remaining term of the agreement plus the annual bonuses payable for the years (or portions thereof) remaining in the term of the agreement, calculated as set forth in the agreement.

     Ulf Johannson is a party to an employment agreement dated effective July 1, 2003 with us. The following is a summary of certain terms of the agreement which does not purport to be complete. The agreement provides for a base salary of €280,000 annually, an annual bonus of up to 25% of his base salary, depending upon certain performance targets, and certain perquisites including the use of a vehicle. We have also agreed to make certain payments to Mr. Johannson relating to his retirement which are contributed to the pension arrangement in place for Mr. Johannson prior to his appointment at Stendal until he retires at age 62. In addition, Mr. Johannson is entitled to certain medical coverage as well as certain directors’ and officers’ liability coverage under the agreement. The agreement may not be terminated prior to December 31, 2005 and thereafter requires six months’ written notice of termination, unless there is a change in control of the Company, in which case 12 months’ written notice of termination is required, other than for cause. The agreement automatically terminates at the end of the month in which Mr. Johannson turns 62 years old.

Report of the Compensation Committee

     The Company’s Compensation Committee is composed entirely of non-employee trustees who are independent under applicable laws and regulations and the listing requirements of the Nasdaq National Market. It is the Compensation Committee’s responsibility to review and approve the strategy and design of the Company’s compensation, equity based and benefits programs for the Company’s executive officers. The Compensation Committee also has the responsibility to approve all the compensation actions for executive officers. The compensation of our executive officers is evaluated on at least an annual basis by the Compensation Committee in consultation with management.

     Our compensation philosophy for executive officers is primarily but not exclusively performance-based. As our operations are in Europe and, since February 2005, western Canada, we also consider other factors such as local market demands, availability of qualified management and the local cost of living. Our principal objectives are to: (i) secure and retain the services of qualified executive officers, and (ii) create an environment in which such officers are motivated to achieve and maintain superior performance levels. Our current compensation philosophy is to establish and maintain annual base salaries for executive officers at or near levels consistent with those of other comparable companies operating within the forest products industry. Annual bonuses and long-term incentives, either in the form of stock options awarded under our 1992 Amended Option Plan or long-term incentives in the form of restricted shares, options and/or stock appreciation rights under our 2004 Stock Incentive Plan (together with our 1992 Amended Option Plan, the “Incentive Plans”), are considered where and as appropriate.

     In 2003, the Compensation Committee engaged an outside compensation consultant to assist it in assessing the Company’s existing executive compensation programs. The goals of this study were to determine an appropriate peer group for comparison and to assess the structure of the Company’s executive compensation programs and the level of compensation paid to the Company’s executives. The recommendations of the consultant’s report were taken into consideration in developing our current compensation philosophy. In summary, we shall consider the following in addition to the impact of competitive market forces.

     Base salaries for executive officers are based upon, among other things, job responsibilities, experience and performance of executive officers, which involves an assessment of an executive officer’s skills, judgment, application of knowledge and support of corporate values and priorities. In addition, the impact an executive officer is expected to make to our business in the future is considered.

     Bonuses are awarded to executive officers based on the expectations of the trustees and management for, among other things, our financial and operating performance in a particular period and the contribution of an executive officer in achieving targets. The Compensation Committee also considers the contribution of the executive officer to our business and operations generally.

     Executive officers may be granted long-term incentives in the form of stock options, restricted shares and/or stock appreciation rights under the Incentive Plans. Awards under our Incentive Plans are generally granted based upon the long-term financial and operating expectations of our trustees and management and the contribution an executive officer is expected to make in the future in achieving those targets. Awards under our Incentive Plans generally produce value to executive officers if the price of our Shares appreciate, thereby directly linking the interests of executive officers with those of Shareholders through increased Share ownership.

     In implementing our current compensation philosophy, the Compensation Committee will also consider, among other things: (i) our financial and operating targets for a period and the contributions of executive officers in achieving these targets, (ii) the contributions of executive officers to our business and operations generally, (iii) the contributions of executive officers to the successful completion of major transactions such as material acquisitions or financings, (iv) total shareholder return, and (v) the Company’s stock performance relative to its peers.

     In April 2004, after receiving advice from its outside compensation consultant and considering, among other things, remuneration paid in comparable peer group companies and the effect of changes in currency exchange rates, the Compensation Committee recommended and the Board approved amending the terms of our Chief Executive Officer’s remuneration to increase his base salary to €325,000 and provide him with a housing allowance and other perquisites aggregating not more than €75,000 per annum. In respect thereof, Mr. Lee’s contract was amended to, among other things, delete two loan facilities that the Company had agreed to provide him, which facilities had never been drawn upon. See “Executive Compensation — Employment Agreements”.

     The Compensation Committee determined to grant a bonus to the Chief Executive Officer for 2004 of €150,000 because of, among other things: (i) the contribution made by him in connection with the Stendal mill, the construction of which was completed and the mill was started up in the third quarter of 2004; (ii) the performance of the Company’s Shares on the Nasdaq National Market in 2004; and (iii) his contribution towards meeting certain operating and financial objectives.

     The Compensation Committee did not recommend and the Company did not grant any long-term incentives to the Chief Executive Officer or any executive officer in respect of 2004. This is primarily because the Committee is still reviewing the use of long-term incentives to incent, motivate and retain executive officers and key employees, including the Chief Executive Officer. Such review will consider, among other things, the significant acquisition and financings completed by the Company in mid-February 2005. Upon completing its review, the Committee expects to make its recommendations to the Board with respect to the grant of long-term incentives under the Incentive Plans in 2005 in order to ensure that the Company’s executive compensation arrangements are competitive, consistent with market practice and aligned with shareholder interests.

     Submitted by the members of the Compensation Committee of the Board.

William D. McCartney, Chairman
Kenneth A. Shields
Guy W. Adams

     The Report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference therein.

Performance Graph

     The following graph compares the cumulative total shareholder return (share price appreciation plus dividends) with respect to our Shares with the cumulative total return of the NASDAQ Market Index and an additional group of peer companies which comprise Standard Industrial Classification Code 262 — Paper Mills, over the five years ending December 31, 2004. The companies which comprise SIC Code 262 are Abitibi-Consolidated Inc., American Israeli Paper, Badger Paper Mills Inc., BIMS Renewable Energy, Bowater Inc., Bunzl PLC ADS, Chesapeake Corporation, Domtar Inc., Fibermark Inc., Glatfelter, Kimberly Clark Corporation, Meadwestvaco Corp., Mercer International Inc., Neenah Paper Inc., Pope & Talbot Inc., Potlatch Corporation, Sappi Ltd. ADS, Schweitzer Mauduit International, Stora Enso OYJ, UPM Kymmene Corp. ADS, Votorantim Cellulose, Wausau-Mosinee Paper Corporation, and Weyerhaeuser Company.

Comparison of Cumulative Total Return
of Company Industry Index and Broad Market

Company	1999	2000	2001	2002	2003	2004

Mercer International Inc.	100.00	171.63	161.30	118.70	137.30	230.27
SIC Code Index	100.00	98.97	96.52	86.58	110.36	125.02
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55	56.97

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires that our officers and trustees and persons who own more than 10% of our Shares file reports of ownership and changes in ownership with the Commission and furnish us with copies of all such reports that they file. Based solely upon a review of the copies of these reports received by us, and upon written representations by our trustees and officers regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all of our trustees and officers filed all required reports under Section 16(a) in a timely manner for the year ended December 31, 2004.

PROPOSAL 2

INDEPENDENT ACCOUNTANTS AND AUDITORS

Ratification of Independent Auditors

     The Board requests that Shareholders ratify the selection of Deloitte & Touche LLP as our independent auditors as a matter of good corporate practice.

     We appointed Deloitte & Touche LLP as our independent auditors in place of Peterson Sullivan PLLC effective July 14, 2003 and received Shareholder ratification of such appointment at our annual meeting held in August 2003 and our annual meeting held in June 2004. The appointment of Deloitte & Touche LLP was approved by the Audit Committee of our Board and the Board. The dismissal of Peterson Sullivan PLLC as our independent auditors was not the result of any disagreement between us and Peterson Sullivan PLLC on any matter. Peterson Sullivan PLLC has provided an unqualified audit opinion in connection with our annual financial statements for the year ended December 31, 2002 and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission. For more information, see our Form 8-K/A dated August 6, 2003 filed with the Commission on August 7, 2003, which is incorporated by reference in this proxy statement.

     Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

     The selection of Deloitte & Touche LLP must be ratified by a majority of the votes cast at the Meeting, in person or by Proxy, in favour of such ratification. OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

     In the event Deloitte & Touche LLP are not ratified as our auditors at the Meeting, the Audit Committee will consider whether to retain Deloitte & Touche LLP or select another firm. The Audit Committee may select another firm as our auditors without the approval of Shareholders, even if Shareholders ratify the selection of Deloitte & Touche LLP at the Meeting.

Accountants’ Fees

     Deloitte & Touche LLP examined our consolidated financial statements subsequent to their appointment as our independent auditors, while Peterson Sullivan PLLC examined our consolidated financial statements for 2002 and the first three months of 2003. We paid the following fees to our accountants during the last two fiscal years for the services described below:

	Year Ended December 31,
	2004	2003
	Deloitte & Touche LLP	Deloitte & Touche LLP	Peterson Sullivan PLLC	Total

Audit Fees(1)	$1,258,785	$609,076	$151,755	$760,831
Audit-Related Fees(2)	340,452	80,146	—	80,146
Tax Fees(3)	15,367	—	243,663	243,663
All Other Fees	—	—	—	—

	$1,614,604	$689,222	$395,418	$1,084,640

(1)	Represents fees for services rendered for the audit of our annual financial statements and review of our quarterly financial statements.

(2)	Represents fees for services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements but not reported under “Audit Fees”, including fees relating to an internal control study conducted pursuant to the Sarbanes-Oxley Act of 2002.

(3)	Represents fees for services rendered for tax compliance, tax advice and tax planning.

     Consistent with the Commission’s requirements regarding auditor independence, the Audit Committee of our Board has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor and the fees for such non-audit services. Under the policy, the committee must pre-approve services prior to the commencement of the specified service. All services provided by Deloitte & Touche LLP subsequent to July 14, 2003 have been pre-approved by the Audit Committee.

FUTURE SHAREHOLDER PROPOSALS

     Any proposal which a Shareholder wishes to include in the proxy statement and proxy relating to the annual meeting of Shareholders of the Company to be held in 2006 must be received by the Company on or before December 28, 2005. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and proxy in accordance with applicable law. A Shareholder that wishes to present a proposal at the annual Shareholders’ meeting to be held in 2006 must submit such proposal to the Company on or before April 7, 2006 or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal. Shareholder proposals should be sent to the Secretary, Mercer International Inc., c/o Suite 2840, 650 West Georgia Street, Vancouver, B.C. V6B 4N8, Canada.

OTHER MATTERS

     The trustees know of no matters other than those set out in this proxy statement to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the proxy holders to vote the Proxies received for the Meeting in accordance with their judgment.

     Our annual report for 2004 (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2004) will be mailed to Shareholders with this proxy statement. We have incorporated by reference in this proxy statement our Form 8-K/A dated August 6, 2003 relating to a change in our auditors. A copy of the Form 8-K/A will be provided to Shareholders promptly without charge upon oral or written request directed to Mercer International Inc., Shareholder Information, c/o Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N8, Canada (tel: (604) 684-1099). This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2004 and the Form 8-K/A are also available on the Commission’s website at www.sec.gov.

BY ORDER OF THE BOARD OF TRUSTEES

Date: April 28, 2005

APPENDIX “A”

MERCER INTERNATIONAL INC.
(the “Company”)

AUDIT COMMITTEE CHARTER

(Revised and Restated March 8, 2005)

1.	PURPOSE

The Audit Committee is appointed by the Company’s board of trustees (the “Board”) to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; and (3) the qualifications, appointment, independence and performance of the Company’s external auditors and senior finance executives.

The Audit Committee shall consist of at least 3 trustees as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of any exchange or quotation system upon which the Company’s securities are listed or quoted. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise, and all members are to be independent as determined in accordance with applicable law, including the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. At least one of the members (which may be the Chairman) shall be a financial expert as defined by applicable rules, regulations and statutes. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee may request any officer or employee of the Company and its subsidiaries or the Company’s outside counsel or independent auditor to attend meetings of the Committee or to meet with any members of, or consultants to, the Committee.

The Company shall provide funding to compensate: (i) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; and (ii) any independent legal, accounting or other consultants employed by the Audit Committee. The Company shall also provide funding for the Audit Committee’s ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall have the following authority and responsibilities:

1.	To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	To review the annual audited financial statements with management and the Company’s independent auditor, including: (i) matters required to be reviewed under applicable legal and regulatory requirements; (ii) major issues regarding accounting and auditing principles and practices; and (iii) the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	To review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.	To review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

5.	To review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

6.	To prepare the report required for the Company’s annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

7.	To meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.	To discuss with management and the independent auditor, as appropriate, earnings press releases and approve, as required, all quarterly earnings press releases and financial information provided to rating agencies.

9.	To review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal accounting or financial personnel or management.

10.	The sole authority to select, evaluate, oversee and, if necessary, replace the Company’s independent auditor or any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each independent auditor or registered public accounting firm engaged for the Company or the Audit Committee shall report directly to the Audit Committee.

11.	The sole authority to approve all audit engagement terms and fees to be paid to the independent auditor for audit services.

12.	The authority to engage independent counsel and other advisors as it deems necessary to carry out the duties and responsibilities of the Audit Committee.

13.	To review the experience and qualifications of the senior members of the independent auditor team, the quality control procedures of the independent auditor and the rotation of the lead partner and reviewing partner of the independent auditor.

14.	To review and discuss with the external auditors the scope of the annual audit and the results of the annual audit examination by the external auditors.

15.	To pre-approve the retention of the independent auditor for all audit and any permitted non-audit services to be provided by any independent public accountants, including tax services, and the fees for such non-audit services.

16.	To receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

17.	To evaluate the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

18.	To review and pre-approve any hiring by the Company of employees of the independent auditor who were engaged on the Company’s account.

19.	To review the appointment and replacement of the senior accounting and financial executives.

20.	To review the significant reports to management prepared by the internal accounting and financial personnel and management’s responses.

21.	To obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

22.	To obtain reports/confirmation from management, the Company’s senior accounting and financial personnel and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct, including disclosures of insider and affiliated party transactions.

23.	To discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

24.	To review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee or anonymous complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.	To review with the independent auditor any problems or difficulties the auditor may have encountered and any disagreements between the independent auditor and management of the Company and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

(b)	The internal accounting and financial responsibilities; and

(c)	The investigation and implementation of the resolution of any disagreement between the independent auditor and the management of the Company.

26.	To advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

27.	To meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

28.	To review with management material matters relating to tax and insurance.

29.	To review and consider transactions with related parties and/or affiliated transactions.

30.	To review and approve or ratify, on at least an annual basis, summary expense reports and reimbursements of the Chairman and/or Chief Executive Officer and Chief Financial Officer.

31.	To establish procedures for: (i) the receipt, retention, processing, treatment and resolution of complaints regarding accounting, internal controls or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding auditing or accounting matters.

32.	To review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct as required in the policies of the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

2.	ACCOUNTABILITY

2.1	The minutes of all meetings of the Committee will be made available for review by any member of the Board on request to the Chairman of the Committee.

PROXY

MERCER INTERNATIONAL INC.

14900 Interurban Avenue South, Suite 282
Seattle, WA 98168

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF MERCER INTERNATIONAL INC.

     The undersigned hereby appoints Jimmy S.H. Lee, or failing him David M. Gandossi, as proxy, with the power of substitution, to represent and to vote as designated below all the shares of beneficial interest of Mercer International Inc. held of record by the undersigned on April 28, 2005 at the Annual General Meeting of Shareholders to be held on June 14, 2005, or any adjournment, postponement or rescheduling thereof.

1.	Election of Trustees

For the nominees listed below (except as marked to the contrary below) ☐	Withhold authority to vote for the nominees listed below ☐

(Instruction: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Jimmy S.H. Lee	William D. McCartney

2.	Ratification of the Selection of Deloitte & Touche LLP as Independent Auditors

For ☐	Against ☐	Abstain ☐

3.	In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the Meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the matters to be voted upon at the Meeting.

     Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _____________________, 2005.	__________________________________________ Signature

__________________________________________ Print Name

__________________________________________ Signature, if jointly held

__________________________________________ Print Name

__________________________________________ Number of shares held

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.